Exhibit 10.1

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “AGREEMENT”) RELATES TO AN OFFERING OF SECURITIES RELYING UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES OF AMERICA. NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND UNLESS SO REGISTERED NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

SUBSCRIPTION AGREEMENT
in the context of a capital increase of

BIOPHYTIS S.A.

This Subscription Agreement (this “Agreement”) is dated as of March 25, 2025 and is by and among Biophytis S.A., a company organized under the laws of France registered with the Paris Trade and Company Registry under number 492 002 225 and listed on the Euronext Growth segment of Euronext Paris (“Euronext Paris”) stock exchange (the “Company”) under international code number FR001400OLP5 and symbol “ALBPS” and each entity or individual listed on the signature pages hereof and which either (i) meets the definition of a “qualified investor” under Regulation (EU) 2017/1129 and article L. 411-2-1° of the French Code monétaire et financier, (ii) qualifies as member of a restricted circle of investors within the meaning of article L. 411-2-1° of the French code monétaire et financier, and (iii) in each case falls within the investor class set forth in Section 3.4 below and is either (x) outside of the United States (as defined in Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) or (y) an institutional “accredited investor” as defined in Rule 501(a) (1), (2) or (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act or a “qualified institutional buyer” as defined by Rule 144A under the Securities Act (each, an “Investor” and collectively, the “Investors”).

The Company proposes to issue to the Investors a total of :

(a)            4,307,614 ordinary shares (actions ordinaires), par value EUR 0.10 per share (“ordinary shares”) of the Company (the “Offered Shares”);

(b)            5,692,308 pre-funded warrants (the “Offered Pre-Funded Warrants”) giving the right to subscribe 5,692,308 additional ordinary shares (the “Pre-Funded Warrant Shares”); and

(c)            9,999,922 warrants (the “Offered Investor Warrants”) giving the right to subscribe 9,999,922 additional ordinary shares (the “Investor Warrant Shares”)

For the purpose of this Agreement, the following capitalized terms are defined as follows:

(a)            The Offered Pre-Funded Warrants and the Offered Investor Warrants are collectively referred to as the “Offered Warrants”.

(b)            The Offered Shares and the Offered Warrants are collectively referred to as the “Offered Securities”.

(c)            The Investor Warrant Shares and the Pre-Funded Warrant Shares are collectively referred to as the “Warrant Shares”.

(d)            The Offered Shares and the Warrant Shares are collectively referred to as the “Shares”.

Each one (1) Offered Pre-Funded Warrant gives the right to subscribe for one (1) Pre-Funded Warrant Share for a subscription price of EUR 0.01 per Pre-Funded Warrant Share, subject to adjustment as set forth in Annex 1-B and each one (1) Offered Investor Warrant gives the right to subscribe for one (1) Investor Warrant Share for a subscription price of EUR 0.31 per Investor Warrant Share, subject to adjustment as set forth in Annex 1-A.

Offered Securities shall be subscribed in units composed of either :

(a)            one Offered Share with one Offered Investor Warrant attached, the terms and conditions of which are described in the appendix attached hereto as Annex 1-A and which shall be detachable immediately after issuance (the “Ordinary Units”); or

(b)            one Offered Pre-Funded Warrant, the terms and conditions of which are described in the appendix attached hereto as Annex 1-B and one Offered Investor Warrant, and which shall be detachable immediately after issuance (the “Pre-Funded Units”).

Each Investor, severally and not jointly, desires to subscribe for that number and type of Offered Securities set forth on its signature page attached hereto, as more fully described in this Agreement.

The Offered Securities will be offered and sold to the Investors in a private placement (the “Placement”) (i) in the United States pursuant to Section 4(a)(2) of the Securities Act or another available exemption and (ii) outside the United States pursuant to and in reliance on Regulation S, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder.

SECTION 1

PURCHASE PRICE, Closing Dates and Delivery

1.1            Purchase

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, each Investor hereby irrevocably and unconditionally commits to subscribe to and acquire that number and type of Offered Securities set forth on its signature page attached hereto. The purchase price for the Offered Securities shall be either (i) EUR 0.26 per Offered Security that consists of one Offered Share and one Offered Investor Warrant attached or (ii) EUR 0.25 per Offered Security that consists of one Offered Pre-Funded Warrant and one Offered Investor Warrant (the applicable purchase price per Offered Security shall be referred to herein as the “Purchase Price per Security”). The aggregate purchase price payable by each Investor (the “Applicable Purchase Price”) is set forth on its signature page attached hereto.

1.2            Closing Date

(a)            The issuance of the Offered Securities, as shall be acknowledged by the depositary certificate (certificate du dépositaire) to be issued by the Centralization Agent (as defined below) in accordance with applicable French law (the “Closing”), shall take place no later than 6:00 pm Paris time on March 31, 2025 (the “Closing Date”) or such other date and time as the Company, Maxim Group, LLC (“Maxim”) and Invest Securities (“Invest”) as placement agents in the Placement shall agree. Maxim and Invest may be individually referred to herein as a “Placement Agent” and shall be collectively referred to herein as the “Placement Agents”.

(b)            Any Investor shall have the right to terminate this Agreement if the Closing has not occurred by 6:00 pm Paris time on March 31, 2025; provided, however, that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill an obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date. In the event of termination of this Agreement, the full amount of the Applicable Purchase Price shall be immediately returned to the relevant Investor, provided that the termination of this Agreement shall be applicable only to such Investor(s) exercising its/their right to terminate.

1.3            Delivery

(a)            Closing Mechanics.

Each Investor unconditionally and irrevocably undertakes to fully pay the Applicable Purchase Price in respect of the number and type of Offered Securities to be purchased by it prior to the Closing Date by effecting and delivering, or instructing its broker dealer, if any, to effect and deliver, the Applicable Purchase Price without any deduction whatsoever (including, without limitation, for any commission or transaction costs) to the dedicated account held by Uptevia (the “Centralization Agent”) as indicated in Annex 3.

Each Investor shall procure that the full amount of the Applicable Purchase Price is credited to the Centralization Agent bank account no later than 9.00 am (Paris time) on the Closing Date.

Each Investor shall procure that, no later than 6:00 pm (New York time) on the date hereof (collectively with full payment of the Applicable Purchase Price in due time, the “Pre-Closing Actions”):

(i)	a copy of the wire instructions in respect of the payment of the Applicable Purchase Price is sent to the Company,

(ii)	a duly executed version of the subscription form in the form of Annex 3 is sent to the Company,

(iii)	the documents and information listed (a) in the form of subscription form attached as Annex 3 and (b) in the delivery form attached as Annex 6 are provided to the Company,

(iv)	the Investor’s broker-dealer (or bank), as well as the Euroclear-affiliated local correspondent bank of the Investor’s broker-dealer (or bank), if any, are duly informed of the issuance of the Offered Securities and of the incoming transfer of such newly-issued Offered Securities by the Centralization Agent.

Subject to the prior completion of each Pre-Closing Action by the Investors and receipt by the Centralization Agent of the aggregate purchase price for 100% of the Offered Securities, the settlement and delivery of the Offered Securities subscribed by each Investor will take place within two Euronext Paris trading days (each a “Trading Day”) as from the Closing Date.

The Investors further acknowledge that the Offered Shares subscribed by each Investor will be delivered to such Investor in bearer form (forme au porteur).

Before the Closing Date, the Company will provide the Placement Agents with the executed minutes of (i) the Board of Directors (conseil d’administration) of the Company and (ii) the CEO (Directeur Général) of the Company, deciding the launching of the Placement and issue of the Offered Securities. On or after the Closing Date and subject to the prior delivery by the Centralization Agent of the depositary certificate (certificat du dépositaire), the Company will provide the Placement Agents with the decision of the Chief Executive Officer of the Company, duly empowered by a decision of the board of directors of the Company, acknowledging that the Offered Securities have been duly issued to the Investors. A copy of the Euronext Paris notice (Avis Euronext Paris) will be provided to the Placement Agents on the Closing Date.

(b)            Listing of the Shares and the Offered Investor Warrants

The Company will arrange for the admission of the Offered Shares and the Pre-Funded Warrant Shares on Euronext Paris as soon as possible and, subject to any material adverse event affecting the functioning of Euronext Paris, no later than three Trading Days after the Closing Date (the “Listing Date”), before which the Offered Shares and the Pre-Funded Warrant Shares may not be transferred and from which time the Offered Shares and the Pre-Funded Warrant Shares may be transferred only in accordance with the transfer restrictions contained in Section 3.7 hereof.

The Company will take the necessary steps to list the Offered Investor Warrants on Euronext Paris promptly after the Closing Date.

The Company will use its best effort to arrange for the admission of the Investor Warrant Shares into Euronext Growth of Euronext Paris as soon as possible after the exercise of the Offered Investor Warrants.

SECTION 2

Representations, Warranties AND COVENANTS of the Company

The Company hereby represents and warrants to the Investors and the Placement Agents as follows:

2.1            Organization, Good Standing and Qualification

The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

2.2            Capitalization

(a)            As of the date hereof, the share capital of the Company consists of 15,800,000 issued and outstanding ordinary shares.

(b)            The outstanding ordinary shares have been duly authorized and validly issued in compliance with applicable laws and are fully paid up.

(c)            The Offered Securities, including the Offered Shares, the Offered Warrants and the Warrant Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued and fully paid up. Subject to any undertaking given by the Investor, the Offered Securities and Warrant Shares will be free of any liens or encumbrances; provided, however, that the Offered Securities and Warrant Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein. Subject to any undertaking given by the Investor, neither the Offered Securities nor the Warrant Shares are subject to any preemptive rights or rights of first refusal.

(d)            Except as set forth in Annex 4: (i) there are no outstanding options, warrants, rights to subscribe for, or other rights to receive, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Offered Securities or the Warrant Shares.

2.3            Authorization

All corporate and contractual action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Offered Securities and the Warrant Shares and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (c)  applicable laws and principles of public policy.

2.4            No Material Adverse Change

Since June 30, 2024, there has not occurred any material adverse change, or any development which might reasonably be expected to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, assets, business or operations of the Company, taken as a whole, whether or not arising in the ordinary course of business, other than as described in:

(a)            the Rapport financier semestriel au 30 juin 2024 (the “2024 Half Year Report”);

(b)            the Rapport financier annuel 2023 incluant le rapport de gestion (the “2023 Annual Report”);

(c)            any press release published by the Company since the issuance of the 2024 Half-Year Report (together with the 2024 Half Year Report and the 2023 Annual Report, the “French Public Reports”);

(d)            the Company’s Annual Report on Form 20-F with respect to its fiscal year ended December 31, 2023 (the “2023 Form 20-F”); or

(e)            the Company’s Reports on Form 6-K since the filing of the 2023 Form 20-F (together with the 2023 Form 20-F, the “SEC Reports”).

2.5            The Offered Securities and Warrant Shares

(a)            The issuance of the Offered Securities and Warrant Shares has been duly authorized by the Company’s General Meeting dated April 2, 2024 and will be issued by the CEO (Directeur Général) pursuant to the delegations granted by such General Meeting under its third resolution and the Board of Directors acting upon such delegation and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and delivered in accordance with the laws and regulations of France, fully paid and free from all liens, claims and encumbrances. Such Offered Securities and Warrant Shares will have the benefit of all rights attaching thereto and will be entitled to any dividend for the financial year that started or will start on the first day of the financial year during which such Offered Securities or Warrant Shares are issued and the following financial years, and there is no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company among the Offered Shares and other outstanding ordinary shares. Subject to any undertaking given by the Investor, no person has pre-emptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Offered Securities other than those that have been expressly waived prior to the date hereof.

(b)            Upon delivery to the subscribers thereof, ownership to the Offered Securities shall have passed to the relevant subscriber free and clear from all liens, claims and encumbrances and there are no legal restrictions affecting the issue and delivery of such Offered Securities by the Company, pursuant to the terms of this Agreement or any other restrictions on the transfer of such Offered Securities for the purposes of the Placement.

(c)            As of the Listing Date, the Offered Shares and the Pre-Funded Warrant Shares will be listed and validly admitted to trading on Euronext Paris.

(d)            Upon delivery to the subscribers thereof, ownership to the Warrant Shares shall have passed to the relevant subscriber free and clear from all liens, claims and encumbrances and there are no legal restrictions affecting the issue and delivery of such Warrant Shares by the Company, pursuant to the terms of this Agreement or any other restrictions on the transfer of such Warrant Shares for the purposes of the Placement.

2.6            Financial Statements

The yearly financial statements as of and for, respectively, the three years ended December 31, 2021, December 31, 2022 and December 31, 2023 and the half-year financial statements for the half-year ended on June 30, 2024 and the related notes thereto, of the Company, present fairly its financial position and its results of its operations and the changes in its cash flows for the periods specified; and such financial statements have been prepared in conformity with French GAAP and IFRS and pursuant to the relevant laws of France applied on a consistent basis throughout the periods covered thereby.

2.7            No Untrue or Omitted Facts

There is no material information that has not been made public which is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company, taken as a whole. The Company has made public all information required to be made public by applicable law and regulation and any information released publicly by or on behalf of the Company, in each case as amended or supplemented, is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.8            Investor Materials

(a)            The management presentation dated March 20, 2025, used in connection with the Placement (the “Investor Materials”), has been approved by the relevant officers of the Company for use in connection with the issue and the placing of the Offered Securities. The historical facts contained in the Investor Materials are true and accurate in all material respects. Subject to the disclaimer set forth therein, any forecasts, estimates and expressions of opinion, intention or expectation contained in the Investor Materials were made in good faith; provided, for the avoidance of doubt, that Company does not warrant that it will obtain any market authorization, successfully develop any treatment or achieve any other results contemplated therein.

(b)            The Company has not distributed and shall not distribute any information in connection with the Offered Securities, other than (a) the Investor Materials, (b) the Press Release and (c) the Summary Document (as such terms are defined below) or any offering material other than the Investor Materials.

2.9            Intellectual Property Rights

The Company owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, proprietary rights and processes (collectively “Intellectual Property”) that are used in the conduct of its business (the “Company Proprietary Rights”) and which the failure to so have would in each case have or reasonably be expected to result in a Material Adverse Effect (as defined below). To the Company’s knowledge, there are no third parties who have or will be able to establish rights to any of the Company Proprietary Rights, except for (i) the ownership rights of the third-party licensors to the Company Proprietary Rights which are licensed to the Company by such third-party licensors and (ii) the third-party licensees of the Company Proprietary Rights. Except as set forth in Annex 5, no Company Proprietary Right owned by the Company is subject to a pledge, lien, or security interest. To the knowledge of the Company, there is: (i) no infringement by any third parties of any of the Company Proprietary Rights and Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret, know-how or other proprietary right; (ii) no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (iv) no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim. All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted to which the Company is a party or by which any of their respective assets are bound (other than generally commercially available, non-custom, off the shelf software application programs having a retail acquisition price of less than €25,000 per license) (collectively, “License Agreement”) are in all material respects valid and binding obligations of the Company and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and, to the Company’s knowledge, there exists no event or condition at the effective date of this Agreement which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under such License Agreement. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities or operations of the Company, (ii) the transactions contemplated hereby, or (iii) the authority or ability of the Company to perform any of their respective obligations hereunder.

2.10            Absence of Litigation

Except as set forth in the Investor Materials, the French Public Reports and the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, governmental or administrative authority pending or, to the knowledge of the Company, threatened against the Company or any of the Company’s officers or directors thereof which would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. There is not in effect any order, judgment, decree, injunction or ruling of any governmental authority against, relating to or affecting the Company or any officer, or director thereof, enjoining, barring, suspending, prohibiting or otherwise limiting the same from conducting or engaging in any aspect of the business of the Company which would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is not in default under any order, judgment, decree, injunction or ruling of any governmental authority, nor is the Company subject to or a party to any order, judgment, decree or ruling arising out of any action, suit, arbitration or other proceeding under any applicable laws, respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters and which would in each case have or reasonably be expected to result in a Material Adverse Effect.

2.11            No Conflicts

The execution, delivery and performance of the Agreement by the Company does not contravene: (i) the constitutional documents of the Company, (ii) any law or regulation to which the Company is subject, (iii) the rules of any stock exchange as they relate to the Company, (iv) any agreement binding upon the Company, or any judgement, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its assets.

2.12            The French Public Reports and the SEC Reports

The French Public Reports contains all information required by applicable French laws and otherwise complies with any such laws or any other regulation to the extent applicable, including but not limited to the rules and regulations of Euronext Paris. The SEC Reports contain all information required by applicable United States federal securities laws including, without limitation the Securities Exchange Act of 1943, as amended (the “Exchange Act”) and the rules and regulations thereunder.

2.13            No Consents Required

Assuming the accuracy of the representations made by the Investors in Section 3 of this Agreement, no consent, approval, authorization, order, registration, filing or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the allotment and issue of the Offered Securities and the performance of the obligations contemplated by this Agreement, except for Euronext Paris SA approving the admission to trading of the Offered Shares and the Offered Warrants on Euronext Paris, and any “blue sky” qualifications or Form D filings with the Commission, to the extent necessary.

2.14            Compliance; Regulatory

The Company is in compliance, and will comply, and will ensure that any party acting on its behalf (including its directors and officers) will comply, in all material respects with the reporting, filing and other applicable requirements of all statutes, laws, rules and regulations of any jurisdiction or any statutory or regulatory board, authority or other body which apply to the Company, including those that apply as a result of the listing of the Offered Shares, or the Warrant Shares on Euronext Paris.

As to each product or product candidate subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) and/or the jurisdiction of the non-U.S. counterparts thereof that is tested, sold and/or marketed by the Company or any of its subsidiaries (each such product, a “Product”), such Product has at all times been and currently is being tested, sold and/or marketed by the Company or any of its subsidiaries in compliance with all applicable requirements under FDCA and/or and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, protection of human test subjects, medical privacy, product listing, quotas, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries currently has any products that have been approved by the FDA or any non-U.S. counterparts thereof to be manufactured, packaged, labeled, distributed, sold and/or marketed. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity or any non-U.S. counterparts thereof, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company, or its subsidiaries (iv) enjoins production at any facility of the Company or its subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or its subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or its subsidiaries. The properties, business and operations of the Company and each of its subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and non-U.S. counterparts thereof.

The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company and each of its subsidiaries were and, if still pending, are being conducted in all material respects accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA). Neither the Company nor any of its subsidiaries has received any notices or other correspondence from any Investigational Review Board (IRB), nor from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requesting or requiring the termination or suspension of such studies or tests. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its subsidiaries will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority or that additional studies, tests or preclinical or clinical trials will reach similar results or conclusions

2.15            Filings

The Company has complied with and will comply in all material respects with all applicable laws or regulations in connection with the transactions contemplated by this Agreement, including any applicable filing and notice requirements, including the provisions of Regulation (EU) 2017/1129 (as amended on December 4, 2024 by Regulation (EU) 2024/2809).

2.16            No Unlawful Payments

The operations of the Company are and have been conducted at all times in compliance with the financial recordkeeping and reporting requirements of the anti-money laundering and antiterrorist French financing laws, subject to the control of TRACFIN (the French anti-money-laundering supervision body), and other applicable laws and regulations of the European Union and any related or similar rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, after due inquiry, threatened.

Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee of the Company or other person acting on the Company’s behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the Republic of France, His Majesty’s Treasury (“HMT”), the European Union, or by any governmental agency of any other applicable jurisdiction, or is located, organized or resident in a country or territory that is the subject of any such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan, Syria, and the Crimea region of Ukraine, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic and any other “Covered Region” of Ukraine identified pursuant to Executive Order 14065).

2.17            No Insider Dealing

The Company does not have any inside information (within the meaning of Article 7 of Regulation EU 596/2014) concerning the Company taken as a whole and/or the securities of the Company that has not been publicly disclosed (irrespective of any legal basis to postpone such publication thereof) other than the existence and the content of this Agreement. None of the allotment and the issue of the Offered Shares and the Offered Warrants and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any applicable “insider dealing,” “insider trading” or similar legislation.

2.18            Foreign Issuer

The Company is a “foreign issuer” (as defined in Regulation S promulgated under the Securities Act) that reasonably believes there is no “substantial US market interest” (as defined in Regulation S) in the Offered Securities or securities of the Company of the same class as the Offered Securities.

2.19            No General Solicitation

None of the Company, any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any persons acting on its or their behalf (other than the Placement Agents as to which the Company makes no representation), (i) has made or will make any offers or sales of any security, or has solicited or will solicit offers to buy, or otherwise negotiated in respect of, any security, under circumstances that would require the registration of the Offered Securities under the Securities Act or (ii) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Offered Securities in the United States.

2.20            No Directed Selling Efforts

None of the Company, any of its Affiliates (as defined in Rule 405 under the Securities Act) or any persons acting on its or their behalf (other than the Placement Agents as to which the Company makes no representation) has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Offered Securities.

2.21            No Stabilisation

None of the Company, any of its Affiliates (as defined in Rule 501(b) of Regulation D) or any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation or manipulation of the price of any security of the Company and by entering into this Agreement, the Company is not seeking to create, or expecting there to be created, a false or misleading market in, or price of, Offered Securities.

2.22            Investment Company Act

The Company is not, and after giving effect to the offer, sale and issue of the Offered Securities and the application of proceeds therefrom, will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940.

2.23            Information

For so long as any Offered Shares or any Warrant Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, upon the request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act.

2.24            No Disqualification Events

None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder with respect to the Offered Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, or, to the knowledge of the Company, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to all of the Investors a copy of all disclosures provided to any Investor thereunder. Other than the Placement Agents, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Offered Security. The Company will notify the Investors and the Placement Agents in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

2.25            No Registration under U.S. Securities Act

None of the Company, its Affiliates (as such term is defined below), or any person acting on its or their behalf (other than the Placement Agents as to which the Company makes no representation) has directly or indirectly, made offers or sales of any Offered Security, or solicited offers to buy, any Offered Security under circumstances that would require the registration of the Offered Securities under the Securities Act. Assuming the accuracy of the representations and agreements made by each of the Investors in Section 3 of this Agreement and by each of the Placement Agents in their respective engagement letters as amended as applicable, no registration of the offer and sale of the Offered Securities under the Securities Act is required in connection with the offer and sale of the Offered Securities to the Investors that are party hereto. The term “Affiliate” shall have the meaning set forth in Rule 405 of the Securities Act.

SECTION 3

Representations, Warranties and covenants of the Investors

Each Investor hereby, severally and not jointly, represents and warrants to the Company and the Placement Agents as follows:

3.1              No Registration

Such Investor understands that the Offered Securities have not been, and will not be, registered under the Securities Act or any State securities laws, pursuant to an exemption from the registration provisions of the Securities Act or pursuant to Regulation S, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investors’ representations as expressed herein or otherwise made pursuant hereto Such Investor acknowledges and agrees that any certificates representing the Offered Securities and any securities issued in respect of or exchange for the Offered Securities and the Warrant Shares may or may not be annotated with one or more restrictive legends concerning resales, re-offers, pledges, or other transfers of the Offered Securities or the Warrant Shares, and that such restrictions shall apply regardless of the presence of any such restrictive legend.

3.2              Investment Intent

Such Investor is acquiring the Offered Securities and, as applicable and when delivered, the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Offered Securities.

Such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, subscribe or otherwise acquire or take a pledge of) any of the Offered Securities or, as applicable, the Warrant Shares, except in compliance with the laws of France, the Securities Act, and applicable state securities laws and the respective rules and regulations promulgated thereunder.

3.3              Investment Experience

Each Investor is either (i) (A) outside of the United States transacting in an offshore transaction (in accordance with Regulation S under the Securities Act) and (B) a qualified investor (investisseur qualifié) acting for its own account, as defined in, and in accordance with, Article L. 411-2-1° of the French Code monétaire et financier and article 2. e of Regulation (EU) 2017/1129 or (ii) within the United States and either (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or (B) an institutional “accredited investor” as defined in Rule 501(a)(1), (2) or (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act, and in each case is otherwise permitted to subscribe for Offered Securities as contemplated by this Agreement under the securities laws applicable to it including any State securities laws.

Each Investor has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in the Company. Such Investor understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. Such Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Offered Securities for an indefinite period of time and to suffer a complete loss of such Investor’s investment. Such Investor further represents that they have previously invested in securities similar to those as fully understands the limitations on transfer and restrictions on sales and other dispositions set forth in this Agreement.

3.4              Investor Class (“catégorie”)

Each Investor represents and warrants that it/he/she meets (and will remain immediately after Closing in) the category of investors defined by the April 2, 2024 Company’s General Meeting, in its third resolution. An extract of such resolution (defining the category of investors) is translated in Exhibit D.

3.5              Access to Data

Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the subscription of the Offered Securities, and the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Such Investor hereby confirms to the Company that it has received all the information it considers necessary or appropriate in deciding whether or not to subscribe the Offered Securities. In making its investment decision, such Investor acknowledges that has received no written or oral representations or information that is inconsistent with, or outside of, publicly available information about the Company in accordance with applicable regulations and restrictions in force in its jurisdiction of residence and location. Such Investor acknowledges that any future plans and forward-looking statements expressed by the Company are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the future plans and forward-looking statements will not materialize or will vary significantly from actual results. The Investor has taken its own legal, accounting, financial and tax advice, and the Investor is not relying on the Company or its directors, officers and employees in respect of any of the foregoing. Such Investor also acknowledges that it is relying solely on its own counsel and not on the Company, the Placement Agents or any agent or adviser of the Company for legal advice with respect to the investment contemplated by this Agreement. Such Investor has: (i) made Investor’s own assessment, to its satisfaction, concerning legal, regulatory, tax, business and financial considerations in connection with the Offering, (ii) had access to review all publicly available information concerning the Company that they consider necessary or appropriate and sufficient in making an investment decision, (iii) reviewed such information as they believe are necessary or appropriate in connection with Investor’s subscription (iv) made Investor’s investment decision based solely upon Investors own judgement, due diligence and analysis, and the representations, warranties and covenants of the Company.

3.6              Residency

The residency of such Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on its respective signature page. If such Investor has its primary residence, if a natural person, or principal place of business, if a legal person, in the United States, such Investor intends that the securities or “blue sky” laws of the jurisdiction set forth on its respective signature page shall govern the offer, sale and issuance of the Offered Securities to such Investor, as applicable. Such Investor represents and warrants that such address was not obtained and is not used solely for the purpose of acquiring the Offered Securities or the Warrant Shares.

3.7              Rule 144; No Resales

Each Investor acknowledges that the Offered Securities are being acquired by it in reliance on a private placement exemption from the registration requirements of the Securities Act and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and that the exemption from registration provided under Rule 144 may not be available for resales by it of the Offered Securities. Therefore, such Investor further agrees that if it or any discretionary account on whose behalf it is acting wishes to resell, pledge, reoffer, dispose of, exchange or otherwise transfer any of the Offered Securities or any Warrant Shares upon delivery of any such Warrant Shares, it or such discretionary account, as applicable, will not transfer any of the Offered Securities or Warrant Shares as the case may be, directly or indirectly, unless such transfer is in a transaction that is deemed to occur outside of the United States under Regulation S or unless the Offered Securities or Warrant Shares as the case may be are registered with the Commission and, to the extent required, qualified by the relevant authorities of any state or other jurisdiction of the United States, or pursuant to an exemption from such registration and qualification requirements that is available. Each Investor agrees not to deposit the Offered Securities in any unrestricted American Depositary Share facility that may be established by the Company so long as the Offered Securities are “restricted securities” within the meaning of Rule 144(a)(3).

3.8              Non-U.S. Persons

If such Investor is not a U.S. person (as defined in Rule 902(k)(1) of Regulation S), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Offered Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Offered Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained by such Investor, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Offered Securities. Such Investor’s subscription and payment for and continued beneficial ownership of the Offered Securities will not violate any applicable securities or other laws of such Investor’s jurisdiction.

3.9              Organization, Good Standing, Authorization

(a)            The Investor is either (i) an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its assets and to carry on its business as currently conducted or (ii) a natural person who has the requisite power and authority to own and use its assets as contemplated in this Agreement.

(b)            Such Investor has all requisite power and authority to execute and deliver the Agreement, to purchase the Offered Securities hereunder and to carry out and perform its obligations under the terms of the Agreement. All action on the part of such Investor necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Investor’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(c)            This Agreement, when executed and delivered by each Investor, will constitute valid and legally binding obligations of such Investor, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(d)            No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Investor in connection with the execution and delivery of this Agreement by it or the performance of its obligations hereunder or thereunder

(e)            Such Investor does not act “in concert” (within the meaning of Article L233-10 of the French Commercial Code) with any Company’s shareholder, any other Investor or any third-party.

3.10            Sanctions

Such Investor is not (a) a person that is, or is owned or controlled by a person that is, described or designated as a “specially designated national” or “blocked person” in the most current U.S. Treasury Department list of “Specially Designated National and Blocked Persons” (which can be found at: https://sanctionssearch.ofac.treas.gov/); or (b) currently subject to, or in violation of, any sanctions under (x) the laws and regulations that have been officially published and are administered or enforced by the U.S. Government (including, without limitation, OFAC, Department of the Treasury or the U.S. Department of State), or any enabling legislation or executive order relating thereto; or (y) any equivalent sanctions or measures by the European Union, the HMT, the United Nations or any other relevant sanctions authority or governmental agency of any other applicable jurisdiction, including sanctions imposed against certain states, organizations and individuals under the European Union’s Common Foreign & Security Policy, and is not located, organized or resident in a country or territory that is the subject of any such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan, Syria, and the Crimea region of Ukraine, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic and any other “Covered Region” of Ukraine identified pursuant to Executive Order 14065).

3.11            Tax Advisors

Each Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations, written or oral, of the Company, the Placement Agents, or any other agent or adviser of the Company. The Investor understands that it (and neither the Company, nor the Placement Agents) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Each Investor understands that nothing in materials presented to such Investor in connection with the subscription constitutes legal, tax or investment advice. As to certain tax consequences of its ownership of the Securities, each Investor understands and acknowledges that (i) the Company may be a “passive foreign investment company” (a “PFIC”) for the taxable year ending December 31, 2025 within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and that it (or its foreign subsidiaries, if any) may meet the definition of a PFIC for subsequent taxable years as well, (ii) it is familiar with the U.S. federal income tax consequences of investing in a PFIC, which will be its own responsibility and (iii) it accepts the risk that for the current or any future taxable year the Company (or its foreign subsidiaries) may be a PFIC.

3.12            No Public Offering

The Investor acknowledges that the Company has not filed, and will not file, a prospectus with the French Autorité des marchés financiers (the “AMF”) for the purpose of listing the Offered Shares and the Warrant Shares on Euronext Paris.

The Investor acknowledges, represents and agrees that no action has been or will be taken in any other jurisdiction that would permit a public offering of the Offered Securities, or possession or distribution of the Investor Materials in any jurisdiction where action for that purpose is required. The Investor will comply in all material respects with all applicable laws and regulations in each jurisdiction in which it subscribes, offers, sells or delivers the Offered Securities or has in its possession or distributes any offering material, in all cases at its own expense.

The Investor acknowledges that until a notice has been published by Euronext Paris advising of its approval of the listing of the Offered Shares on Euronext Paris, the Offered Shares may not be traded on Euronext Paris and may only be disposed of or otherwise transferred in over the counter transactions in compliance with French law and the rules and regulations of the AMF as from their settlement and delivery to the Investors in accordance with the Agreement.

3.13            No Purchase as a Result of a General Solicitation

Such Investor is not purchasing the Offered Securities as a result of any advertisement, article, notice or other communication regarding the Offered Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Investor's knowledge, any other general solicitation or general advertisement.

3.14            Updates

The Investor will notify the Company immediately if any of the representations, warranties or undertakings set forth in Section 3 hereto become no longer true in any material respect until such time as the Offered Shares become listed on Euronext Paris or the Investor has sold all of its Offered Shares, whichever occurs first.

SECTION 4

Conditions to Investors’ Obligations to Close

Each Investor’s obligation to purchase the Offered Securities at the Closing Date is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by Maxim on behalf of the Investors:

4.1              Representations and Warranties

The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects when made and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), as certified by the chief executive officer of the Company (directeur général) to the Placement Agents and each of the Investors in the form of Annex 2 hereto.

4.2              Covenants

The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing in all material respects.

4.3              Proceedings and Documents

All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Placement Agents, and each of the Placement Agents and each of the Investors shall have been furnished with the opinion of Reed Smith LLP, the Company’s French counsel in the form of Exhibit A hereto, Reed Smith LLP, the Company’s US counsel in the form of Exhibit B hereto, the opinions of INSIDE and ICOSA, the Company’s IP counses, each in the form of Exhibit C hereto, all dated the Closing Date, together with such other instruments and documents as it shall have reasonably requested. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the subscription of the Offered Securities.

SECTION 5

Conditions to Company’s Obligation to Close

The Company’s obligation to sell and issue the Offered Securities at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

5.1            Representations and Warranties

The representations and warranties made by the Investors in such Closing in Section 3 shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

5.2            Covenants

The Investors shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Investors on or prior to the date of such Closing.

5.3            Compliance with Securities Laws

The Company shall be satisfied that the offer and sale of the Offered Securities shall be, to the extent required, qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

5.4            Proceedings and Documents

All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have been furnished with such instruments and documents as it shall have reasonably requested.

No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the subscription of the Offered Securities.

SECTION 6

COVENANTS OF THE COMPANY

6.1            Lock-up of the Company

The Company will not, except as set forth below, from the date hereof and during a 90-day period immediately following the Closing Date (the “Lock-Up Period”), without the prior written consent of Maxim: (A) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell or grant any option, right, warrant or contract to purchase, exercise any option to sell or issue, purchase any option or contract to sell, or lend or otherwise transfer or dispose of any ordinary shares or other shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares or other shares of the Company or file any registration statement under the Securities Act or any similar document with any other securities regulator, stock exchange or listing authority with respect to any of the foregoing; (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any ordinary shares or other shares of the Company, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise; (C) publicly announce such an intention to effect any such transaction; or (D) submit to its shareholders or any other body of the Company a proposal to effect any of the foregoing. The foregoing shall not apply to the sale, issuance or grant of: (i) the Offered Securities and the Warrant Shares and any securities similar to the Offered Securities which may be issued concomitantly thereto outside of the United States or (ii) any ordinary shares (including in the form of restricted free shares – actions gratuites), warrants or options to purchase or subscribe for ordinary shares, issued pursuant to the Company’s existing employees or directors’ long-term incentive and stock option plans and liquidity reinvestment plans outstanding as of the date of this Agreement..

From the date hereof and during a 90-day period immediately following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of ordinary shares or other securities of the Company convertible into or exercisable for ordinary shares (or a combination of units thereof) involving Variable Rate Transaction (as defined below).

For purposes of this Agreement, “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the ordinary shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

6.2            Filings

The Company will comply in all material respects with all applicable laws or regulations in connection with the transactions contemplated by this Agreement, including any applicable filing and notice requirements.

6.3            Unlawful payment

The Company will not directly or indirectly use the proceeds of the Placement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is subject to any sanctions administered by OFAC, the Republic of France, HMT, the European Union or a governmental agency of any other applicable jurisdiction or in any other manner that will result in a violation by any person of sanctions administered by OFAC, the Republic of France, HMT, the European Union or by any other governmental agency of any applicable jurisdiction.

6.4            Disclosure of Transactions and Other Material Information

From and after the issuance of the Press Release (as defined in Section 9.3), the Company shall have publicly disclosed all existing inside information (information privilégiée within the meaning of Article 7 of Regulation EU 596/2014 April 16, 2014 on market abuse, as amended (“MAR”)) (if any) delivered to any of the Investors by the Company, or any of its officers, directors, employees, representatives or agents in connection with the transactions contemplated by this Agreement in in accordance with the provisions of MAR.

The Company shall not, and shall cause each of its officers, directors, employees, representatives or agents not to, provide any Investor with inside information (information privilégiée within the meaning of Article 7 of MAR) regarding the Company from and after the issuance of the Press Release without the express prior written consent of such Investor. In the event of a breach of the foregoing covenants by the Company, or any of its officers, directors and employees, the relevant Investor shall have the right to require the Company to make a public disclosure of such inside information (information privilégiée) in accordance with the provisions of MAR.

6.5            Lock-up of the corporate officers and Board members

Each of the Company’s executive officers and board members holding ordinary shares or other securities of the Company convertible into or exercisable for ordinary shares have separately undertaken not to, during the 90-day period immediately following the Closing Date, without the prior written consent of Maxim (not to be unreasonably withheld or delayed, in each case, in light of the interests of Investors) and subject to customary exceptions, (A) directly or indirectly, pledge, sell, contract to sell, sell or grant any option, right, exercise any option to sell, purchase any option or contract to sell, or lend or otherwise transfer or dispose of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company; or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any ordinary shares of the Company, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

SECTION 7
INDEMNITY

Subject to the provisions of this Section 7, the Company will indemnify and hold each of the Placement Agents, each Investor, and their respective directors, officers, shareholders, members, partners, employees and agents (each a “Person” and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person or entity who possesses, directly or indirectly, through stock ownership, agency or otherwise, or in connection with an agreement or understanding, the power to direct or cause the direction of the management and policies of such Investor, and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Party”), harmless from any and all losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees that any such Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other document relating to the Placement (the “Transaction Documents”) or (b) any action instituted against any or all of the Indemnified Parties in any capacity, by any stockholder of the Company who is not an affiliate of such Indemnified Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnified Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnified Parties may have with any such stockholder or any violations by such Indemnified Parties of applicable securities laws or any conduct by such Indemnified Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of French counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Indemnified Party under this Agreement (y) for any settlement by an Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

SECTION 8
Miscellaneous

8.1              Amendment

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company, each of the Placement Agents, and Investors representing a majority of the Offered Securities to be sold in the Closing.

Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion and is not adverse to such non-consenting Investor.

8.2              Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor) or otherwise delivered by hand, messenger or courier service addressed:

(a)            if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b)            if to the Company, to the attention of Dr. Stanislas Veillet, Ph.D., Chief Executive Officer, Biophytis SA, Sorbonne University, Bâtiment A 4ème étage 4 place Jussieu Cedex 05, Paris, Ile-de-France 75005, FRANCE, email: stanislas.veillet@biophytis.com, with a copy (which shall not constitute notice) to Reed Smith LLP, attention: Marc Fredj, located 112 avenue Kléber 75116 Paris, FRANCE, email: mfredj@reedsmith.com.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the official mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

8.3             Announcement

As soon as practicable after the signature of the Agreement and at the latest prior to the opening of Euronext Paris on the next trading day, the Company will issue a press release (the “Press Release”) setting forth the main characteristics of the transactions contemplated in this Agreement, the contents of which will be subject to the prior approval of each of the Placement Agents, which approval shall not be unreasonably withheld.

In accordance with the guidelines of the AMF, the Company will publish a press release following the Closing only for the purpose of confirming the completion of Closing.

8.4              Governing Law; Jurisdiction

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of France, without regard to the principles of conflicts of law thereof. The parties consent to the exclusive jurisdiction of any competent court within the jurisdiction of the Paris Court of Appeal for all purposes in connection with dispute resolution, including the entry of judgment on any award.

8.5              Expenses

The Company shall pay its own expenses in connection with the transactions contemplated by this Agreement and all other expenses as previously agreed in the Engagement Letter as defined in Section 8.11.

8.6              Survival

The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

8.7              Successors and Assigns

This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.8              Entire Agreement

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

8.9              Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.10            Severability

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.11            Third-Party Beneficiary

The Placement Agents shall be the third-party beneficiaries of the representations and warranties of the Company in Section 2 and the representations and warranties of the Investors in Section 3. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7, this Section 8.11 and/or the Company’s engagement letter agreement with Maxim, dated March 16, 2025, as amended on March 24, 2025 (the “Engagement Letter”).

8.12            Confidentiality

Notwithstanding anything contrary provided otherwise, any confidentiality commitment of each of the Investors taken vis-à-vis the Placement Agents before the date hereof shall terminate upon the publication of the Press Release by the Company.

8.13            Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.14            Telecopy and Electronic Execution and Delivery

A facsimile, telecopy, electronic transmission or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any electronic device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

8.15            Covenant of Investors

Each Investor hereby agrees not to sell, transfer or dispose or contract to sell, transfer or dispose any of the Offered Securities prior to the Closing Date.

(signature pages follow)

BIOPHYTIS S.A.

By:

Name:

Title:

[Signature page of the Subscription Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

Full Legal Name of Investor:___________________________________________________

Full Legal Name of Management Company (if any): ______________________________

Signature of Authorized Signatory of Investor: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: ________________________________________

Facsimile Number of Authorized Signatory: _____________________________________

Address for Notice to Investor/Residency:

Name and Telephone Number for the Investor Account on the Share Registry:

Name(s), Address(es), E-mail and Telephone Number for future correspondence:

Name(s) of authorized signatories for purposes of instructing the Centralization Agent on behalf of the Investor (e.g., subsequent instruction to transfer the Offered Securities held in the Investor's name in nominative form to any person) if different or in addition to Authorized Signatory above:

Number of Offered Shares subscribed on the Closing Date: ___________________________

      Number of Offered Pre-Funded Warrants subscribed on the Closing Date:___________

Number of Offered Investor Warrants subscribed on the Closing Date:________________________

Aggregate Purchase Price: EUR_________________

IMPORTANT: PLEASE PROVIDE A COPY OF THE DOCUMENTS BELOW WITH YOUR SUBSCRIPTION NOTICE.

☐	Extract from the commercial registry or any equivalent official document evidencing the existence of the Investor and of its management company (if any)

☐	Copy of the passport or national ID card of each Authorized Signatory

[Signature page of the Subscription Agreement]

Annex 1-B

TERMS AND CONDITIONS

PRE-FUNDED WARRANTS

The present terms and conditions relate to the 5,692,308 Offered Pre-Funded Warrants (the “Warrants”) (bons de souscription d’actions) issued pursuant to that certain Subscription Agreement, dated as of March 25, 2025, between the Company and the Investors (the “Agreement”).

Each holder of Warrant(s) (the “Holder”) is entitled, subject to the terms set forth below, to subscribe, at the Exercise Price (as defined below), upon exercise of one (1) Warrant, at any time or times on or after the Closing Date,, one (1) ordinary shares of the Company (subject to adjustment as provided herein in Section 2) (the “Warrant Shares”). The Warrants shall give right to a total number of [____] Warrant Shares upon exercise (subject to adjustment).

Except as otherwise defined herein, capitalized terms in these terms and conditions of Warrants shall have the definitions ascribed to such terms in the Agreement.

1.            EXERCISE OF WARRANT.

(a)            Mechanics of Exercise. Subject to the terms and conditions hereof, a Warrant may be exercised by the Holder on any day on or after the settlement and delivery of such Warrant to the Holder by sending a written notice by e-mail to the Centralization Agent, acting on behalf of the Company, with a copy to the Company, in the form attached hereto as Exhibit 1A(the “Exercise Notice”), of the Holder’s election to exercise his Warrant(s). Any such request to exercise the Warrant is irrevocable once received by the Centralization Agent, acting on behalf of the Company, will provide and ensure centralization of the request. Subject to the provisions of paragraph (c) of this section, any Exercise Notice delivered after 6:30 pm Paris time will be deemed delivered on the next succeeding Trading Day.

Within two Trading Days following an exercise of Warrant(s) as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which any Warrants were so exercised (the “Aggregate Exercise Price”) via wire transfer of immediately available funds.

On or before the first Trading Day following the date on which the Centralization Agent has received an Exercise Notice, the Centralization Agent shall transmit by e-mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Annex 1B, to the Holder.

On the same day, the Centralization Agent or the Company shall send a copy of such notice to the Holder.

The Warrant Shares shall be delivered in the registered or bearer form directly on the securities account of the Holder opened, respectively, with the Holder’s broker-dealer or the Centralization Agent (the “Holder's Account”) in accordance with the Holder’s election as provided in the Exercise Notice.

No fractional ordinary shares are to be issued upon the exercise of a Warrant, provided however that all Warrants exercised at the same time by the same Holder shall be aggregated for the purpose of determining whether any (and if so what) fraction of any ordinary share arises. If the number of ordinary shares thus calculated is not a whole number, the Holder may request allocation of:

- either the whole number of ordinary shares immediately below such number; in this case, the Holder will receive a cash sum equal to the product of the remaining fractional ordinary shares and the value of the ordinary shares , equal to the closing price on Euronext Paris (or, in the absence of listing on Euronext Paris, on any other market which is the Company’s principal place of trading) on the Trading Day immediately preceding the sending of the Exercise Notice;

- or the whole number of ordinary shares immediately above such number, on the condition that a sum equal to the value of the additional fraction of an ordinary share thus requested, valued on the basis provided for in the preceding paragraph, is paid to the Company.

In the event that the Holder does not specify its preferred option, such Holder will be given the whole number of ordinary shares immediately below in addition to a cash supplement as described above. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of a Warrant.

Any exercise of a Warrant shall be irrevocable and shall constitute a binding agreement between the Holder and the Company.

(b)            Exercise Price. In relation to one Warrant Share, “Exercise Price” means EUR 0.01.

(c)            Reserved

(d)            Exercise Ratio. In relation to a Warrant, “Exercise Ratio” initially means one Warrant Share to one Warrant, as the same may be adjusted pursuant to the terms hereof.

(e)            Disputes. In the case of a dispute as to the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

2.            ADJUSTMENTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS

(a)            Purchase Rights. If the Company grants or issues any ordinary shares to all holders of ordinary shares pursuant to a corporate event listed in Annex 1D paragraph 1 (the “Purchase Rights”), then the Exercise Ratio shall be adjusted in accordance with article L. 228-99 of the French Commercial Code, following the guidelines described in Annex 1D.

(b)            Other Corporate Events. In presence of any other corporate event listed in Annex 1D paragraphs 2-10, pursuant to which all the holders of ordinary shares are entitled to receive cash or other assets with respect to ordinary shares (a “Corporate Event”), then the Exercise Ratio shall be adjusted in accordance with article L. 228-99 of the French Commercial Code, following the guidelines described in Annex 1D.

3.            NONCIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its articles of association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of a Warrant, and will at all times in good faith carry out all the provisions of a Warrant.

Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of the ordinary shares above the Exercise Price, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid ordinary shares upon the exercise of any Warrant, and (iii) shall, in accordance with Section 1(e) above, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued share capital, solely for the purpose of effecting the exercise of the Warrants, the maximum number of ordinary shares as shall from time to time be necessary to effect the exercise of the Warrants then outstanding.

4.            SUSPENSION OF EXERCISE

In the event of a merger, demerger or an issuance of ordinary shares or any other equity securities which holder is entitled to receive ordinary shares providing for a preferential subscription right or a priority subscription period to the benefit of the existing stockholders of the Company, the Company will be allowed to suspend the right of the Holders of Warrants to exercise their Warrants for a period of no more than three months in accordance with French law. The Holders will recover the right to exercise their Warrants at the end of the suspension period.

5.            WARRANT HOLDER NOT DEEMED A STOCKHOLDER

Except as otherwise specifically provided herein and by French law, the Holder, solely in its capacity as a holder of a Warrant, shall not be entitled to vote in the stockholders’ general meetings or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in a Warrant be construed to confer upon the Holder any of the rights of a stockholder. Notwithstanding the foregoing, in accordance with article L. 228-98 of the French Commercial Code and until any Warrant is outstanding, the stockholders of the Company will not be allowed to (i) change the Company’s corporate form, (ii) amend the Company’s corporate purpose, (iii)  issue preferred shares of the Company, or (iv) amend the rules relating to the repartition of the Company’s profits, unless such corporate event is approved in accordance with the provisions of Section 10. Furthermore, the Company may, without requesting authorization from the general meeting of Holders, redeem its share capital, change its profit distribution and/or issue preferred shares, provided that, as long as any Warrants are outstanding, it takes the necessary measures to preserve the Holders’ rights.

Nothing contained in a Warrant shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.            WARRANT SHARES

The Company shall take all such actions, obtain all such approvals and give all such instruction as are required to ensure that no later than the seventh (7th) Trading Day following the date on which the Company has received an Exercise Notice, the Warrant Shares to be issued upon exercise of the Warrants are admitted to trading on Euronext Paris (or, if not trading on Euronext Paris, on any other regulated Market or MTF which is the Company’s principal place of trading).

The Warrant Shares will bear the same rights, including with respect to dividends, as the outstanding ordinary shares once fully paid-up and issued (subject to double voting rights as provided by the by-laws of the Company).

7.            MASSE

Pursuant to article L. 228-103 of the French Commercial Code, in order to defend their common interests, Holders are grouped into a body (masse) having a legal personality.

The general meeting of Holders is called to authorize any amendments to the issuance contract and to vote on any decision which the law requires to be submitted to its authorization. The general meeting of Holders shall also vote on proposals for merger or demerger of the Company pursuant to articles L. 228-65, I, 3°, L. 236-13 and L. 236-18 of the French Commercial Code, the provisions of which, as well as those of article L. 228-73 of the French Commercial Code, shall apply.

Pursuant to current legislation, each Warrant is entitled to one vote. The general meeting of Holders shall not validly vote unless the holders present or represented possess at least one quarter of the Warrants with voting rights at the first meeting called, and at least one-fifth at the second meeting called. Voting shall take place by a majority of two-thirds of votes held by Holders present or represented.

Acting representative of the body (masse) of Holders

Pursuant to article L. 228-47 of the French Commercial Code, the representative appointed for the body (masse) of Holders (the “Representative”") is the Calculation Agent.

The Representative of the Body, in the absence of any resolution by the general meeting of Holders to the contrary, shall have the power, on behalf of the masse of Holders, to accomplish all acts for the management of the defence of the common interests of the Holders.

The Representative will exercise his/her functions until death, resignation, dismissal by the general meeting of Holders or in the event of an incompatibility of functions. His/her mandate shall end automatically on the day of the last delivery of shares issued upon exercise of the Warrants. Such period shall, if applicable, be extended automatically until final resolution of all procedures under way to which the Representative is committed, and until execution of the intervening decisions or settlements.

General

Remuneration of the Representative of the body of Holders shall be, €500 per annum, calculated pro rata temporis; it shall be payable for the first time on the Closing Date and on March 1st of each year (or the next business day) thereafter, provided Warrants remain in circulation on said date.

The Company shall pay the remuneration of the Representative of Holders and the cost of calling and holding general meetings of Holders, of publishing their decisions, and expenses related to possible appointment of a representative of Holders pursuant to article L. 228-50 of the French Commercial Code, as well as, more generally, all administrative and operating expenses for the body of Holders.

General meetings of Holders shall be held at the Company’s registered office or at any other location provided in the notice calling the meeting. Each Holder shall be entitled, for the period of 15 calendar days preceding said general meeting, either themselves or through a representative, to read or obtain copies at the Company’s registered office, at the location of the administrative management or, if applicable, at any other place specified for the meeting in the notice calling the meeting, of the resolutions to be proposed and reports to be submitted to the general meeting of Holders.

If subsequent issues of shares offer subscribers rights identical to those of Warrants and if the issue agreements so provide, holders of all said warrants shall be incorporated as a single body.

8.            Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of ordinary shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of ordinary shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of ordinary shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 8 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and a submission of a Notice of Exercise shall be deemed a representation and warranty by the Holder of the foregoing determination. In addition, a determination by the Holder as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 8 in determining the total number of outstanding ordinary shares, a Holder may rely on the number of outstanding ordinary shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of ordinary shares outstanding. Upon the written request of a Holder, the Company shall within one Trading Day confirm in writing to the Holder the number of ordinary shares then outstanding. In any case, the number of outstanding ordinary shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding ordinary shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares of issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 8 provided that the Beneficial Ownership Limitation shall in no event exceed 9.99% of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares upon exercise of this Warrant held by the Holder and the provisions of this Section 8 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8 in order to correct this paragraph (or any portion hereof), if necessary, which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

9.            NOTICES

Whenever notice is required to be given under a Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8.2 of the Agreement.

The Company will give written notice to the Representative immediately upon (i) each suspension of the exercise right in accordance with Section 4 of this Annex 1; (ii) each adjustment of the Exercise Ratio, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s); (iii) any dividend or distribution upon the ordinary shares  and (iv) any determination to effect redemption of all outstanding Warrants.

It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

10.            AMENDMENT AND WAIVER

Except as otherwise provided herein, the provisions of a Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained a favorable vote of the Masse of Warrant Holders, in the conditions prescribed by French law, or the written consent of each Holder.

No consideration shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of the Warrants unless the same consideration is offered to all Holders of the Warrants.

No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

11.            SEVERABILITY

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement. The parties will endeavor in good faith negotiations to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

12.            GOVERNING LAW - JURISDICTION

This Annex 1 containing the terms and conditions of the Warrants shall be governed by the internal laws of France.

The parties hereby irrevocably submit any dispute to the exclusive jurisdiction of any competent court within the jurisdiction of the Paris Court of Appeal.

13.            CALCULATION AGENT

(a)            Assignment. The Calculation Agent is Aether Financial Services (the “Calculation Agent”), 36, rue de Monceau, 75008 Paris, France.

The Calculation Agent shall be in charge of determining in good faith any adjustment to the Exercise Ratio, as per the present Annex 1 (the “Assignment”), and will enter into a standard calculation agreement with the Company, governing the Assignment.

In doing so, the Calculation Agent shall rely exclusively upon:

- the notices or any other information to be provided for under the present Annex 1, and necessary for the performance of the Assignment, timely delivered by the Company;

- the applicable VWAP (volume weighted average price) of the share price on Euronext Paris (or, if not trading on Euronext Paris, on any other regulated Market or MTF which is the Company’s principal place of trading), as provided by Bloomberg (the fairness, accuracy and completeness of which the Calculation Agent shall not be responsible for).

(b)            Notices. The Company and the Holders acknowledge that the Calculation Agent will not be able to carry out the Assignment failing timely delivery, as referred to in (a) above, of the notices and fair, accurate and complete information, which notices and information shall be sent by e-mail to the Calculation Agent.

(c)            Results. The results of any of the determinations made by the Calculation Agent shall be final and binding upon all parties, absent manifest error.

ANNEX 1 A

EXERCISE NOTICE

TO BE EXECUTED BY THE HOLDER TO EXERCISE one or several WARRANTs TO PURCHASE ORDINARY SHARES

__________________________

The undersigned holder of Warrants of Biophytis S.A., a French corporation (the “Company”) hereby:

- exercises _________ Warrants held in [registered / bearer] form as evidenced by the attachment;

- subscribes consequently for _________________ Warrant Shares of the Company;

- for a subscription price (Exercise Price) per share of EUR_____ (share premium included); and
- pays for this subscription, the total amount of __________________ (the “Aggregate Exercise Price”), corresponding to the aggregate of the nominal value and the share premium of the above mentioned Warrant Shares.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Annex 1.

1. Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price of €___________________ to the bank account of the Company which details are set forth below in accordance with the terms of the Warrants.

2. Delivery of Warrant Shares. The Company shall deliver in the [registered / bearer] form to the Holder’s Account which details are set forth below __________ Warrant Shares in accordance with the terms of the Warrants.

The undersigned holder acknowledges that the Warrant Shares are being acquired by it in reliance on a private placement exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and that the exemption from registration provided under Rule 144 may not be available for resales by it of the Warrant Shares. Therefore, the undersigned holder represents, warrants, and agrees that as of the date of this Exercise Notice and as of the time of delivery of the Warrant Shares, it is either (i) (A) outside of the United States transacting in an offshore transaction (in accordance with Regulation S under the Securities Act) and (B) a qualified investor (investisseur qualifié) acting for its own account, as defined in, and in accordance with, Article L. 411-2-1° of the French Code monétaire et financier and article 2. e of Regulation (EU) 2017/1129 or (ii) within the United States and either (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or (B) an institutional “accredited investor” as defined in Rule 501(a)(1), (2) or (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act. The undersigned holder further agrees that if it or any discretionary account on whose behalf it is acting wishes to dispose of or exchange any of the Warrant Shares, it or such discretionary account, as applicable, will not transfer any of the Warrant Shares, directly or indirectly, unless such transfer is a transaction that is deemed to occur outside of the United States under Regulation S under the Securities Act or pursuant to a registration statement relating to the Warrant Shares or in a transaction exempt from the registration requirements of the Securities Act. It understands, acknowledges and agrees to comply with these restrictions regardless of whether the relevant securities contain a legend stating the same or whether the same has been noted in the Company’s share registry held by the Centralization Agent.

Date: _____________ __, _________

Name of Registered Holder

By:
Name:
Title:

Details of the Company’s bank account:

[_____] EUR Checking Account

FR[______________]

[______________]

Details of the Holder’s Account: [Delivery may only be made to an Euroclear-affiliated account-keeper if in the bearer form]

ANNEX 1 B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and will direct ______________ to issue ______ ordinary shares, in accordance with the terms of the Warrants and the instructions of the Calculation Agent (as the case may be) to the Holder’s Account as soon as the Aggregate Exercise Price is received by the Company.

BIOPHYTIS S.A.

By:
Name:
Title:

ANNEX 1 D

Adjustment rules applicable upon issuance of Purchase Rights and other Corporate Events
(as defined in Section 2 of Annex 1)

Upon completion of any of the following transactions:

1.	issuance of securities carrying a preferential subscription right to shareholders,

2.	increase in share capital by capitalisation of reserves, profits or share premium, distribution of bonus or free shares (other than, for the avoidance of doubt, to employees as part on an incentive scheme), stock split and combination,

3.	increase in share capital of the Company, without issuing shares, by capitalisation of reserves, profits or share premium by increasing the nominal value of the shares (to the extent a nominal value is assigned to the shares),

4.	distribution of reserves in cash or in kind or a share premium,

5.	allotment of bonus financial instruments other than shares to the shareholders or, for the avoidance of doubt, of securities granted to employees as part on an incentive scheme,

6.	merger by acquisition (fusion par absorption), merger (fusion par création d’une nouvelle société), demerger, spin-off, division (scission) of the Company, sale, assignment or transfer of all or substantially all of the properties or assets of the Company (cession de la totalité ou de la quasi-totalité des actifs),

7.	buy-back of own shares at a price that is higher than the share price (other than, for the avoidance of doubt, in the context of a liquidity agreement entered into by the Company for the sole purpose of promoting and supporting the normal trade in the Company’s shares),

8.	amortisation in share capital of the Company,

9.	modification of the Company’s allocation of its profits and/or creation of preferred shares,

10.	payment of a dividend.

which the Company may carry out after the Issuance Date, the rights of the Holders will be protected by adjusting the Exercise Ratio in accordance with the following provisions.

In the event of an adjustment carried out in accordance with the rules below following the occurrence of an event listed in items 1-10 above, the new Exercise Ratio will be determined to three decimal places and rounded to the nearest 1000th (0.0005 being rounded up to the next highest 1000th). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Exercise Ratio. However, the Warrants can only result in the delivery of a whole number of ordinary shares, the treatment of fractions of shares being governed by Section 1(a) of Annex 1.

The Company will promptly give notice to the Representative in accordance with Clause 9 (“Notices”) of any adjustment to the Conversion Ratio, pursuant to this Annex 1D or in the case of 10. above as described therein. Only the Holders holding Warrants on the Record Date shall be notified such adjustment, provided that the "Record Date" is the date on which the holding of the Warrants is fixed so as to determine which Holders are the beneficiaries of a given transaction or may participate in an operation.

1.            In the event of a financial transaction conferring a preferential subscription right to existing shareholders or distribution of free warrants, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the values of the share ex-subscription right and of the subscription right will be determined on the basis of the average of the opening prices of the share on Euronext Paris (or, if not trading on Euronext Paris, on any other regulated Market or MTF which is the Company’s principal place of trading) on the trading days falling in the subscription period during which the share ex-subscription right and the subscription rights are listed simultaneously;

2. In the event of an increase in share capital of the Company by capitalisation of reserves, profits or share premia, distribution of bonus or free shares, or in the event of share split or consolidation, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

3. In the event of an increase in share capital of the Company without shares being issued by means of a capitalisation of reserves, profits or share premia performed by increasing the nominal value of the shares, the nominal value of the shares which may be delivered to the Holders upon exercise of their Warrants will be increased accordingly.

4. In the event of the distribution by the Company of reserves in cash or in kind or a share premium, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the value of the shares before distribution will be determined on the basis of the weighted average of the prices on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) over the last three (3) Trading Days before the distribution.

5. In the event of an allotment of bonus financial instruments other than shares of the Company, the new Exercise Ratio will be determined:

•    If the right to receive financial instruments is listed on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading), the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the prices of the shares ex-right and of the rights to receive financial instruments will be determined on the basis of the volume weighted average of the prices on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) over the first three Trading Days as from the detachment of the financial instruments.

• If the right to receive financial instruments is not listed on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading), the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the price of the shares ex-right and the value of the financial instruments will be determined on the basis of the volume weighted average of the prices on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) over the first three (3) Trading Days as from the detachment of the financial instruments.

If the financial instruments allocated are not listed on a stock-exchange, their value shall be evaluated in an independent expert’s certificate. This certificate shall be produced by an expert of international repute appointed by the Company, whose opinion shall not be subject to appeal.

6. In the event of merger by acquisition (fusion par absorption) of the Company by another company or of merger of the Company with one or more other companies to create a new company (fusion par création d’une nouvelle société), or in the event of a division (scission) or spin-off of the Company, sale, assignment or transfer of all or substantially all of the properties or assets of the Company (cession de la totalité ou de la quasi-totalité des actifs), the Warrants may be exercised into shares of the acquiring or new company or the companies resulting from any division or spin-off.

The new Exercise Ratio shall be determined by adjusting the Exercise Ratio in effect before such event by the exchange ratio of the Company’s shares against the shares of the acquiring or new company or companies resulting from any division or spin-off. These companies shall be substituted to the Company in order to apply the above adjustment, the purpose being to maintain, where applicable, the rights of the Holders in the event of financial or securities transactions, and, generally to ensure that the rights of the Holders are guaranteed under the legal, regulatory and contractual conditions.

7. In the event that the Company makes an offer to the shareholders to buy-back its own shares at a price that is higher than the share price, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect by the following formula calculated to the nearest 100th of a share:

For the purposes of calculating this formula:

“Share value” (i) means the average of at least ten (10) consecutive closing prices of the shares on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) chosen from the twenty (20) consecutive closing prices of the shares on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading)preceding the buy-back (or the buy-back offer).

“Pc%” means the percentage of the share capital of the Company that has been bought back.

“Buy-back price” means the effective price of shares bought-back (which is by definition higher than the share value).

8. In the event of an amortisation in share capital of the Company, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the value of the share before the amortisation will be determined on the basis of the VWAP of the share on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading)over the last three (3) Trading Days immediately prior to the date of the amortisation.

9. In the event of the modification by the Company of the allocation of its profits as a result of the issue of preference shares, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the preference share issue date by the following formula:

For the purposes of calculating this formula, the share price before the modification of the allocation of profits will be determined on the basis of the VWAP on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) over the last three (3) Trading Days immediately prior to the date of the modification.

10. In the case of payment by the Company of any dividend or of a distribution, in cash or in kind (its value then being determined in accordance with paragraph 4 above), to shareholders (prior to any withholdings and without taking into account any deductions that may be applicable), the new Exercise Ratio will be calculated according to the formula below; provided that any dividend (or fraction of a dividend) resulting in an adjustment to the Exercise Ratio pursuant to paragraphs 1 to 9 above will not be taken into account for the adjustment provided in this paragraph 10:

NER = ER x SP / (SP – D)

whereby:

NER means the new Exercise Ratio;

ER means the last Exercise Ratio in effect;

D means the amount of dividend per Share;

SP means the share price, defined as equal to the volume weighted average price of the share on Euronext Paris (or, in the absence of a listing on Euronext Paris, on Euronext Growth of Euronext Paris or any other Regulated Market or MTF or a similar market on which the hare is listed) during the last three trading sessions preceding the date on which the shares are traded for the first time ex- dividend.

A.	Specific provisions

In accordance with the provisions of Article L. 228-98 of the French Commercial Code (Code de Commerce):

(i) The Company may change its form or corporate purpose without requesting authorization from the general meeting of Holders;

(ii) The Company may, without requesting authorization from the general meeting of Holders, redeem its share capital, change its profit distribution and/or issue preferred shares, provided that, as long as any Warrants are outstanding, it takes the necessary measures to preserve the Holders’ rights ;

(iii) In the event of a capital reduction resulting from losses and realized through a decrease of the par value or of the number of Shares comprising its share capital, the rights of the Holders will be reduced accordingly, as if they had exercised their conversion right before the date such share capital reduction occurred.

In the event of a reduction of the share capital by a decrease in the number of shares, the new Exercise Ratio ratio will be equal to the product of the Exercise Ratio in effect before the decrease in the number of shares and the following ratio:

Number of shares comprising the share capital after the transaction / Number of shares comprising the share capital before the transaction

In accordance with Article R. 228-92 of the French Commercial Code (Code de commerce), if the Company decides to issue, in any form whatsoever, new shares or securities giving access to the share capital with preferential subscription rights reserved for shareholders, to distribute reserves, in cash or in kind, issue premiums or to change the distribution of its profits by creating preferred shares, it will inform the Holders by a notice published in the BALO (so long as required by French law).

B.	Public offer

Under current French laws and regulations, any public tender, exchange offer, combined public offer or other public offer by a third-party in respect of the shares of the Company would also be required to be made in respect of all securities giving access to the share capital of or voting rights in the Company, and therefore in respect of the Warrants described herein. Any such offer proposal and the information document containing the terms and conditions of such offer, would be subject to prior review by the Autorité des Marchés Financiers, which would determine the admissibility of the offer based on the elements presented.

Annex 1-A

TERMS AND CONDITIONS

INVESTOR WARRANTS

The present terms and conditions relate to the 9,999,992 Offered Investor Warrants (the “Warrants”) (bons de souscription d’actions), pursuant to that certain Subscription Agreement, dated as of March 25, 2025, between the Company and the Investors (the “Agreement”).

Each holder of Warrant(s) (the “Holder”) is entitled, subject to the terms set forth below, to subscribe, at the Exercise Price (as defined below), upon exercise of one (1) Warrant, at any time or times on or after the Closing Date, but not after 6:30 p.m., Paris time, on the Expiration Date (as defined below), one (1) ordinary shares of the Company (subject to adjustment as provided herein in Section 2) (the “Warrant Shares”). The Warrants shall give right to a total number of 9,999,992 Warrant Shares upon exercise (subject to adjustment). Warrants are detachable immediately after issuance from any shares to which they were attached, by notice to the Company.

Except as otherwise defined herein, capitalized terms in these terms and conditions of Warrants shall have the definitions ascribed to such terms in the Agreement.

1.	EXERCISE OF WARRANT.

(a)            Mechanics of Exercise. Subject to the terms and conditions hereof, a Warrant may be exercised by the Holder on any day on or after the settlement and delivery of such Warrant to the Holder by sending a written notice by e-mail to the Centralization Agent, acting on behalf of the Company, with a copy to the Company, in the form attached hereto as Annex 1A (the “Exercise Notice”), of the Holder’s election to exercise his Warrant(s). Any such request to exercise the Warrant is irrevocable once received by the Centralization Agent, acting on behalf of the Company, will provide and ensure centralization of the request. Subject to the provisions of paragraph (c) of this section, any Exercise Notice delivered after 6:30 pm Paris time will be deemed delivered on the next succeeding Trading Day.

Within two Trading Days following an exercise of Warrant(s) as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which any Warrants were so exercised (the “Aggregate Exercise Price”) via wire transfer of immediately available funds.

On or before the first Trading Day following the date on which the Centralization Agent has received an Exercise Notice, the Centralization Agent shall transmit by e-mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Annex 1B, to the Holder.

On the same day, the Centralization Agent or the Company shall send a copy of such notice to the Holder.

The Warrant Shares shall be delivered in the registered or bearer form directly on the securities account of the Holder opened, respectively, with the Holder’s broker-dealer or the Centralization Agent (the “Holder's Account”) in accordance with the Holder’s election as provided in the Exercise Notice.

No fractional ordinary shares are to be issued upon the exercise of a Warrant, provided however that all Warrants exercised at the same time by the same Holder shall be aggregated for the purpose of determining whether any (and if so what) fraction of any ordinary share arises. If the number of ordinary shares thus calculated is not a whole number, the Holder may request allocation of:

- either the whole number of ordinary shares immediately below such number; in this case, the Holder will receive a cash sum equal to the product of the remaining fractional ordinary shares k and the value of the ordinary shares , equal to the closing price on Euronext Paris (or, in the absence of listing on Euronext Paris, on any other market which is the Company’s principal place of trading) on the Trading Day immediately preceding the sending of the Exercise Notice;

- or the whole number of ordinary shares immediately above such number, on the condition that a sum equal to the value of the additional fraction of an ordinary share thus requested, valued on the basis provided for in the preceding paragraph, is paid to the Company.

In the event that the Holder does not specify its preferred option, such Holder will be given the whole number of ordinary shares immediately below in addition to a cash supplement as described above. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of a Warrant.

Any exercise of a Warrant shall be irrevocable and shall constitute a binding agreement between the Holder and the Company.

(b)            Exercise Price. In relation to one Warrant Share, “Exercise Price” means EUR 0.31.

(c)            Expiration Date. In relation to a Warrant, “Expiration Date” means the 60-month anniversary of the Closing Date or, if such date falls on a day other than a Trading Day, the next Trading Day. Any Warrant not exercised prior to 6:30 p.m., Paris time on the Expiration Date shall become permanently and irrevocably null and void, and all rights thereunder and all rights in respect thereof under these terms and conditions shall cease at such time.

(d)            Exercise Ratio. In relation to a Warrant, “Exercise Ratio” initially means one Warrant Share to one Warrant, as the same may be adjusted pursuant to the terms hereof.

(e)            Disputes. In the case of a dispute as to the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

2.	ADJUSTMENTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS

(a)            Purchase Rights. If the Company grants or issues any ordinary shares to all holders of ordinary shares pursuant to a corporate event listed in Annex 1D paragraph 1 (the “Purchase Rights”), then the Exercise Ratio shall be adjusted in accordance with article L. 228-99 of the French Commercial Code, following the guidelines described in Annex 1D.

(b)            Other Corporate Events. In presence of any other corporate event listed in Annex 1D paragraphs 2-10, pursuant to which all the holders of ordinary shares are entitled to receive cash or other assets with respect to ordinary shares (a “Corporate Event”), then the Exercise Ratio shall be adjusted in accordance with article L. 228-99 of the French Commercial Code, following the guidelines described in Annex 1D.

3.	NONCIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its articles of association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of a Warrant, and will at all times in good faith carry out all the provisions of a Warrant.

Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of the ordinary shares above the Exercise Price, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid ordinary shares upon the exercise of any Warrant, and (iii) shall, in accordance with Section 1(e) above, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued share capital, solely for the purpose of effecting the exercise of the Warrants, the maximum number of ordinary shares as shall from time to time be necessary to effect the exercise of the Warrants then outstanding.

4.	SUSPENSION OF EXERCISE

In the event of a merger, demerger or an issuance of ordinary shares or any other equity securities which holder is entitled to receive ordinary shares providing for a preferential subscription right or a priority subscription period to the benefit of the existing stockholders of the Company, the Company will be allowed to suspend the right of the Holders of Warrants to exercise their Warrants for a period of no more than three months in accordance with French law. The Holders will recover the right to exercise their Warrants at the end of the suspension period. Such a suspension will defer the Expiration Date by a duration equal to that of the suspension period.

5.	WARRANT HOLDER NOT DEEMED A STOCKHOLDER

Except as otherwise specifically provided herein and by French law, the Holder, solely in its capacity as a holder of a Warrant, shall not be entitled to vote in the stockholders’ general meetings or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in a Warrant be construed to confer upon the Holder any of the rights of a stockholder. Notwithstanding the foregoing, in accordance with article L. 228-98 of the French Commercial Code and until any Warrant is outstanding, the stockholders of the Company will not be allowed to (i) change the Company’s corporate form, (ii) amend the Company’s corporate purpose, (iii)  issue preferred shares of the Company, or (iv) amend the rules relating to the repartition of the Company’s profits, unless such corporate event is approved in accordance with the provisions of Section 9. Furthermore, the Company may, without requesting authorization from the general meeting of Holders, redeem its share capital, change its profit distribution and/or issue preferred shares, provided that, as long as any Warrants are outstanding, it takes the necessary measures to preserve the Holders’ rights.

Nothing contained in a Warrant shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.	WARRANT SHARES

The Company shall take all such actions, obtain all such approvals and give all such instruction as are required to ensure that no later than the seventh (7th) Trading Day following the date on which the Company has received an Exercise Notice, the Warrant Shares to be issued upon exercise of the Warrants are admitted to trading on Euronext Paris (or, if not trading on Euronext Paris, on any other regulated Market or MTF which is the Company’s principal place of trading).

The Warrant Shares will bear the same rights, including with respect to dividends, as the outstanding ordinary shares once fully paid-up and issued (subject to double voting rights as provided by the by-laws of the Company).

7.	MASSE

Pursuant to article L. 228-103 of the French Commercial Code, in order to defend their common interests, Holders are grouped into a body (masse) having a legal personality.

The general meeting of Holders is called to authorize any amendments to the issuance contract and to vote on any decision which the law requires to be submitted to its authorization. The general meeting of Holders shall also vote on proposals for merger or demerger of the Company pursuant to articles L. 228-65, I, 3°, L. 236-13 and L. 236-18 of the French Commercial Code, the provisions of which, as well as those of article L. 228-73 of the French Commercial Code, shall apply.

Pursuant to current legislation, each Warrant is entitled to one vote. The general meeting of Holders shall not validly vote unless the holders present or represented possess at least one quarter of the Warrants with voting rights at the first meeting called, and at least one-fifth at the second meeting called. Voting shall take place by a majority of two-thirds of votes held by Holders present or represented.

Acting representative of the body (masse) of Holders

Pursuant to article L. 228-47 of the French Commercial Code, the representative appointed for the body (masse) of Holders (the “Representative”") is the Calculation Agent.

The Representative of the Body, in the absence of any resolution by the general meeting of Holders to the contrary, shall have the power, on behalf of the masse of Holders, to accomplish all acts for the management of the defence of the common interests of the Holders.

The Representative will exercise his/her functions until death, resignation, dismissal by the general meeting of Holders or in the event of an incompatibility of functions. His/her mandate shall end automatically on the day of the last delivery of shares issued upon exercise of the Warrants and at the latest on the Expiration Date. Such period shall, if applicable, be extended automatically until final resolution of all procedures under way to which the Representative is committed, and until execution of the intervening decisions or settlements.

General

Remuneration of the Representative of the body of Holders shall be, €500 per annum, calculated pro rata temporis; it shall be payable for the first time on the Closing Date and on March 1st of each year (or the next business day) thereafter, provided Warrants remain in circulation on said date.

The Company shall pay the remuneration of the Representative of Holders and the cost of calling and holding general meetings of Holders, of publishing their decisions, and expenses related to possible appointment of a representative of Holders pursuant to article L. 228-50 of the French Commercial Code, as well as, more generally, all administrative and operating expenses for the body of Holders.

General meetings of Holders shall be held at the Company’s registered office or at any other location provided in the notice calling the meeting. Each Holder shall be entitled, for the period of 15 calendar days preceding said general meeting, either themselves or through a representative, to read or obtain copies at the Company’s registered office, at the location of the administrative management or, if applicable, at any other place specified for the meeting in the notice calling the meeting, of the resolutions to be proposed and reports to be submitted to the general meeting of Holders.

If subsequent issues of shares offer subscribers rights identical to those of Warrants and if the issue agreements so provide, holders of all said warrants shall be incorporated as a single body.

8.	Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of ordinary shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of ordinary shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of ordinary shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 8 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and a submission of a Notice of Exercise shall be deemed a representation and warranty by the Holder of the foregoing determination. In addition, a determination by the Holder as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 8 in determining the total number of outstanding ordinary shares, a Holder may rely on the number of outstanding ordinary shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of ordinary shares outstanding. Upon the written request of a Holder, the Company shall within one Trading Day confirm in writing to the Holder the number of ordinary shares then outstanding. In any case, the number of outstanding ordinary shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding ordinary shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares of issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 8 provided that the Beneficial Ownership Limitation shall in no event exceed 9.99% of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares upon exercise of this Warrant held by the Holder and the provisions of this Section 8 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8 in order to correct this paragraph (or any portion hereof), if necessary, which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

9.	NOTICES

Whenever notice is required to be given under a Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8.2 of the Agreement.

The Company will give written notice to the Representative immediately upon (i) each suspension of the exercise right in accordance with Section 4 of this Annex 1; (ii) each adjustment of the Exercise Ratio, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s); (iii) any dividend or distribution upon the ordinary shares  and (iv) any determination to effect redemption of all outstanding Warrants.

It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

10.   AMENDMENT AND WAIVERExcept as otherwise provided herein, the provisions of a Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained a favorable vote of the Masse of Warrant Holders, in the conditions prescribed by French law, or the written consent of each Holder.

No consideration shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of the Warrants unless the same consideration is offered to all Holders of the Warrants.

No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

11.	SEVERABILITY

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement. The parties will endeavor in good faith negotiations to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

12.	GOVERNING LAW - JURISDICTION

This Annex 1 containing the terms and conditions of the Warrants shall be governed by the internal laws of France.

The parties hereby irrevocably submit any dispute to the exclusive jurisdiction of any competent court within the jurisdiction of the Paris Court of Appeal.

13.	CALCULATION AGENT

(f)            Assignment. The Calculation Agent is Aether Financial Services (the “Calculation Agent”), 36, rue de Monceau, 75008 Paris, France.

The Calculation Agent shall be in charge of determining in good faith any adjustment to the Exercise Ratio, as per the present Annex 1 (the “Assignment”), and will entered into a standard calculation agreement with the Company, governing the Assignment.

In doing so, the Calculation Agent shall rely exclusively upon:

- the notices or any other information to be provided for under the present Annex 1, and necessary for the performance of the Assignment, timely delivered by the Company;

- the applicable VWAP (volume weighted average price) of the share price on Euronext Paris (or, if not trading on Euronext Paris, on any other regulated Market or MTF which is the Company’s principal place of trading), as provided by Bloomberg (the fairness, accuracy and completeness of which the Calculation Agent shall not be responsible for).

(g)            Notices. The Company and the Holders acknowledge that the Calculation Agent will not be able to carry out the Assignment failing timely delivery, as referred to in (a) above, of the notices and fair, accurate and complete information, which notices and information shall be sent by e-mail to the Calculation Agent.

(h)            Results. The results of any of the determinations made by the Calculation Agent shall be final and binding upon all parties, absent manifest error.

ANNEX 1 A

EXERCISE NOTICE

TO BE EXECUTED BY THE HOLDER TO EXERCISE one or several WARRANTs TO PURCHASE ORDINARY SHARES

__________________________

The undersigned holder of Warrants of Biophytis S.A., a French corporation (the “Company”) hereby:

- exercises _________ Warrants held in [registered / bearer] form as evidenced by the attachment;

- subscribes consequently for _________________ Warrant Shares of the Company;

- for a subscription price (Exercise Price) per share of EUR_____ (share premium included); and
- pays for this subscription, the total amount of __________________ (the “Aggregate Exercise Price”), corresponding to the aggregate of the nominal value and the share premium of the above mentioned Warrant Shares.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Annex 1.

1. Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price of €___________________ to the bank account of the Company which details are set forth below in accordance with the terms of the Warrants.

2. Delivery of Warrant Shares. The Company shall deliver in the [registered / bearer] form to the Holder’s Account which details are set forth below __________ Warrant Shares in accordance with the terms of the Warrants.

The undersigned holder acknowledges that the Warrant Shares are being acquired by it in reliance on a private placement exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and that the exemption from registration provided under Rule 144 may not be available for resales by it of the Warrant Shares. Therefore, the undersigned holder represents, warrants, and agrees that as of the date of this Exercise Notice and as of the time of delivery of the Warrant Shares, it is either (i) (A) outside of the United States transacting in an offshore transaction (in accordance with Regulation S under the Securities Act) and (B) a qualified investor (investisseur qualifié) acting for its own account, as defined in, and in accordance with, Article L. 411-2-1° of the French Code monétaire et financier and article 2. e of Regulation (EU) 2017/1129 or (ii) within the United States and either (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or (B) an institutional “accredited investor” as defined in Rule 501(a)(1), (2) or (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act. The undersigned holder further agrees that if it or any discretionary account on whose behalf it is acting wishes to dispose of or exchange any of the Warrant Shares, it or such discretionary account, as applicable, will not transfer any of the Warrant Shares, directly or indirectly, unless such transfer is a transaction that is deemed to occur outside of the United States under Regulation S under the Securities Act or pursuant to a registration statement relating to the Warrant Shares or in a transaction exempt from the registration requirements of the Securities Act. It understands, acknowledges and agrees to comply with these restrictions regardless of whether the relevant securities contain a legend stating the same or whether the same has been noted in the Company’s share registry held by the Centralization Agent.

Date: _____________ __,

Name of Registered Holder
By:
Name:
Title:

Details of the Company’s bank account:

[_____] EUR Checking Account

FR[______________]

[______________]

Details of the Holder’s Account: [Delivery may only be made to an Euroclear-affiliated account-keeper if in the bearer form]

ANNEX 1 B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and will direct ______________ to issue ______ ordinary shares, in accordance with the terms of the Warrants and the instructions of the Calculation Agent (as the case may be) to the Holder’s Account as soon as the Aggregate Exercise Price is received by the Company.

BIOPHYTIS S.A.

By:
Name:
Title:

ANNEX 1 D

Adjustment rules applicable upon issuance of Purchase Rights and other Corporate Events
(as defined in Section 2 of Annex 1)

Upon completion of any of the following transactions:

1.	issue of securities carrying a preferential subscription right to shareholders,

2.	increase in share capital by capitalisation of reserves, profits or share premium, distribution of bonus or free shares (other than, for the avoidance of doubt, to employees as part on an incentive scheme), stock split and combination,

3.	increase in share capital of the Company, without issuing shares, by capitalisation of reserves, profits or share premium by increasing the nominal value of the shares (to the extent a nominal value is assigned to the shares),

4.	distribution of reserves in cash or in kind or a share premium,

5.	allotment of bonus financial instruments other than shares to the shareholders or, for the avoidance of doubt, of securities granted to employees as part on an incentive scheme,

6.	merger by acquisition (fusion par absorption), merger (fusion par création d’une nouvelle société), demerger, spin-off, division (scission) of the Company, sale, assignment or transfer of all or substantially all of the properties or assets of the Company (cession de la totalité ou de la quasi-totalité des actifs),

7.	buy-back of own shares at a price that is higher than the share price (other than, for the avoidance of doubt, in the context of a liquidity agreement entered into by the Company for the sole purpose of promoting and supporting the normal trade in the Company’s shares),

8.	amortisation in share capital of the Company,

9.	modification of the Company’s allocation of its profits and/or creation of preferred shares,

10.	payment of a dividend.

which the Company may carry out after the Issuance Date, the rights of the Holders will be protected by adjusting the Exercise Ratio in accordance with the following provisions.

In the event of an adjustment carried out in accordance with the rules below following the occurrence of an event listed in items 1. to 10. above, the new Exercise Ratio will be determined to three decimal places and rounded to the nearest 1000th (0.0005 being rounded up to the next highest 1000th). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Exercise Ratio. However, the Warrants can only result in the delivery of a whole number of ordinary shares, the treatment of fractions of shares being governed by Section 1(a) of Annex 1.

The Company will promptly give notice to the Representative in accordance with Clause 9 (“Notices”) of any adjustment to the Conversion Ratio, pursuant to this Annex 1D or in the case of 10. above as described therein. Only the Holders holding Warrants on the Record Date shall be notified such adjustment, provided that the "Record Date" is the date on which the holding of the Warrants is fixed so as to determine which Holders are the beneficiaries of a given transaction or may participate in an operation.

1.	In the event of a financial transaction conferring a preferential subscription right to existing shareholders or distribution of free warrants, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the values of the share ex-subscription right and of the subscription right will be determined on the basis of the average of the opening prices of the share on Euronext Paris (or, if not trading on Euronext Paris, on any other regulated Market or MTF which is the Company’s principal place of trading) on the trading days falling in the subscription period during which the share ex-subscription right and the subscription rights are listed simultaneously;

2. In the event of an increase in share capital of the Company by capitalisation of reserves, profits or share premia, distribution of bonus or free shares, or in the event of share split or consolidation, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

3. In the event of an increase in share capital of the Company without shares being issued by means of a capitalisation of reserves, profits or share premia performed by increasing the nominal value of the shares, the nominal value of the shares which may be delivered to the Holders upon exercise of their Warrants will be increased accordingly.

4. In the event of the distribution by the Company of reserves in cash or in kind or a share premium, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the value of the shares before distribution will be determined on the basis of the weighted average of the prices on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) over the last three (3) Trading Days before the distribution.

5. In the event of an allotment of bonus financial instruments other than shares of the Company, the new Exercise Ratio will be determined:

•   If the right to receive financial instruments is listed on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading), the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the prices of the shares ex-right and of the rights to receive financial instruments will be determined on the basis of the volume weighted average of the prices on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) over the first three Trading Days as from the detachment of the financial instruments.

•   If the right to receive financial instruments is not listed on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading), the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the price of the shares ex-right and the value of the financial instruments will be determined on the basis of the volume weighted average of the prices on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) over the first three (3) Trading Days as from the detachment of the financial instruments.

If the financial instruments allocated are not listed on a stock-exchange, their value shall be evaluated in an independent expert’s certificate. This certificate shall be produced by an expert of international repute appointed by the Company, whose opinion shall not be subject to appeal.

6. In the event of merger by acquisition (fusion par absorption) of the Company by another company or of merger of the Company with one or more other companies to create a new company (fusion par création d’une nouvelle société), or in the event of a division (scission) or spin-off of the Company, sale, assignment or transfer of all or substantially all of the properties or assets of the Company (cession de la totalité ou de la quasi-totalité des actifs), the Warrants may be exercised into shares of the acquiring or new company or the companies resulting from any division or spin-off.

The new Exercise Ratio shall be determined by adjusting the Exercise Ratio in effect before such event by the exchange ratio of the Company’s shares against the shares of the acquiring or new company or companies resulting from any division or spin-off. These companies shall be substituted to the Company in order to apply the above adjustment, the purpose being to maintain, where applicable, the rights of the Holders in the event of financial or securities transactions, and, generally to ensure that the rights of the Holders are guaranteed under the legal, regulatory and contractual conditions.

7. In the event that the Company makes an offer to the shareholders to buy-back its own shares at a price that is higher than the share price, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect by the following formula calculated to the nearest 100th of a share:

For the purposes of calculating this formula:

“Share value” (i) means the average of at least ten (10) consecutive closing prices of the shares on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) chosen from the twenty (20) consecutive closing prices of the shares on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading)preceding the buy-back (or the buy-back offer).

“Pc%” means the percentage of the share capital of the Company that has been bought back.

“Buy-back price” means the effective price of shares bought-back (which is by definition higher than the share value).

8. In the event of an amortisation in share capital of the Company, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the relevant transaction by the following formula:

For the purposes of calculating this formula, the value of the share before the amortisation will be determined on the basis of the VWAP of the share on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading)over the last three (3) Trading Days immediately prior to the date of the amortisation.

9. In the event of the modification by the Company of the allocation of its profits as a result of the issue of preference shares, the new Exercise Ratio will be determined by multiplying the Exercise Ratio in effect prior to the preference share issue date by the following formula:

For the purposes of calculating this formula, the share price before the modification of the allocation of profits will be determined on the basis of the VWAP on Euronext Paris (or, if not trading on Euronext Paris, on Euronext Growth of Euronext Paris or any other regulated Market or MTF which is the Company’s principal place of trading) over the last three (3) Trading Days immediately prior to the date of the modification.

10. In the case of payment by the Company of any dividend or of a distribution, in cash or in kind (its value then being determined in accordance with paragraph 4 above), to shareholders (prior to any withholdings and without taking into account any deductions that may be applicable), the new Exercise Ratio will be calculated according to the formula below; provided that any dividend (or fraction of a dividend) resulting in an adjustment to the Exercise Ratio pursuant to paragraphs 1 to 9 above will not be taken into account for the adjustment provided in this paragraph 10:

NER = ER x SP / (SP – D)

whereby:

NER means the new Exercise Ratio;

ER means the last Exercise Ratio in effect;

D means the amount of dividend per Share;

SP means the share price, defined as equal to the volume weighted average price of the share on Euronext Paris (or, in the absence of a listing on Euronext Paris, on Euronext Growth of Euronext Paris or any other Regulated Market or MTF or a similar market on which the hare is listed) during the last three trading sessions preceding the date on which the shares are traded for the first time ex- dividend.

A.	Specific provisions

In accordance with the provisions of Article L. 228-98 of the French Commercial Code (Code de Commerce):

(i) The Company may change its form or corporate purpose without requesting authorization from the general meeting of Holders;

(ii) The Company may, without requesting authorization from the general meeting of Holders, redeem its share capital, change its profit distribution and/or issue preferred shares, provided that, as long as any Warrants are outstanding, it takes the necessary measures to preserve the Holders’ rights;

(iii) In the event of a capital reduction resulting from losses and realized through a decrease of the par value or of the number of Shares comprising its share capital, the rights of the Holders will be reduced accordingly, as if they had exercised their conversion right before the date such share capital reduction occurred.

In the event of a reduction of the share capital by a decrease in the number of shares, the new Exercise Ratio ratio will be equal to the product of the Exercise Ratio in effect before the decrease in the number of shares and the following ratio:

Number of shares comprising the share capital after the transaction / Number of shares comprising the share capital before the transaction

In accordance with Article R. 228-92 of the French Commercial Code (Code de commerce), if the Company decides to issue, in any form whatsoever, new shares or securities giving access to the share capital with preferential subscription rights reserved for shareholders, to distribute reserves, in cash or in kind, issue premiums or to change the distribution of its profits by creating preferred shares, it will inform the Holders by a notice published in the BALO (so long as required by French law).

B.	Public offer

Under current French laws and regulations, any public tender, exchange offer, combined public offer or other public offer by a third-party in respect of the shares of the Company would also be required to be made in respect of all securities giving access to the share capital of or voting rights in the Company, and therefore in respect of the Warrants described herein. Any such offer proposal and the information document containing the terms and conditions of such offer, would be subject to prior review by the Autorité des Marchés Financiers, which would determine the admissibility of the offer based on the elements presented.

Annex 2

Officer’s Certificate

To:      [●]

[__] 2025

Ladies & Gentlemen,

The undersigned, acting in his capacity as the authorised representative of Biophytis S.A. (the "Company") hereby certifies pursuant to Section 4.1 of the subscription agreement (the "Subscription Agreement") dated March 25, 2025 relating to the issue and sale of the Offered Securities (as defined in the Subscription Agreement) to you, that:

(i)	all representations, warranties or undertakings of the Company contained in the Subscription Agreement are true and accurate as of the date of the Subscription Agreement and of the date hereof and there has been, as at the date hereof, no event making any of the representations, warranties or undertakings of the Company contained in the Subscription Agreement untrue or inaccurate in any respect as at the date hereof or as at the date of the Subscription Agreement, it being understood that where a representation, warranty or other statement is made “to the Company's knowledge,” this certification is made mutatis mutandis to the knowledge of the undersigned;

(ii)	the Company has complied with the Subscription Agreement, performed all of its obligations and satisfied all of the conditions on its part to be performed or satisfied on or before the date hereof under the Subscription Agreement;

(iii)	all closing conditions set forth in the Subscription Agreement have been satisfied; and

(iv)	to their knowledge, neither the undersigned nor the Company have any inside information (within the meaning of Article 7 of Regulation EU 596/2014) concerning the Company and/or its securities that has not been publicly disclosed (irrespective of any legal basis to postpone such publication thereof).

By:
Name:
Title:

Annex 3

SUBSCRIPTION FORM

BIOPHYTIS SA

French société anonyme

Registered office: Paris Registre du Commerce et des Sociétés under number 492 002 225

(the “Company”)

SHARE CAPITAL INCREASE

TERMS OF THE SHARE CAPITAL INCREASE

(the “Issuance”)

Share capital increase of 2,543,056.64 € (premium included) by the issuance of (i) 4,307,614 units composed of an ordinary share, par value EUR 0.10 (the “Offered Share(s)”) with a warrant attached (the “Investor Warrants”), each Investor Warrant giving the right to subscribe to one additional ordinary share (the “Investor Warrant Shares”), and which shall be detachable immediately after issue (the “Ordinary Units”), and (ii) 5,692,308 units composed of pre-funded warrants (the “Pre-Funded Warrants” with the Investor Warrants the “Warrants”), each Pre-Funded Warrant giving the right to subscribe to one additional ordinary share (the “Pre-Funded Warrant Shares”), with an Investor Warrant attached and detachable immediately after issue (the “Pre-Funded Units”), on 25 March 2025 (the “Issue”).

The characteristics of the Investor Warrants are described in the subscription agreement attached hereto, each Warrant giving the right to subscribe for one share of the Company.

The characteristics of the Pre-Funded Warrants are described in the subscription agreement attached hereto, each Pre-Funded Warrant giving the right to subscribe for 1 share of the Company.

Price of issuance for the Ordinary Units: 0,26 € per Ordinary Unit, for a share capital increase of 1,119,979.64 € (premium included, before exercise of the Investor Warrants).

Price of issuance for the Pre-Funded Units: 0,25 € per Pre-Funded Unit, for a share capital increase of 1,423,077 € (premium included, after exercise of the Pre-Funded Warrants but before exercise of the Investor Warrants).

Subscription mode for the Pre-Funded Units or the Ordinary Units: cash or netting.

The Issuance has been decided by the board of directors of the Company on March 20, 2025 pursuant to the authorization granted by the Company’s shareholders at the general meeting of April 2, 2024 (resolution n°3).

SUBSCRIPTION FORM

The undersigned:

______________________________________________________________, a company governed by the laws of __________________________________ with registered office at ________________________________________________________________________________________________, registered with __________________________________________________________________________ under number _____________________________ represented by ________________________________, duly empowered for the purposes hereof, acknowledged:

•	to have received an up to date copy of the by-laws of the Company;

•	to have received a copy of the minutes of (i) the CEO (Directeur Général) decisions dated March 25 2025 and of (ii) the board of directors dated March 20, 2025, fixing the terms of the issuance pursuant to the authorization granted by the Company’s shareholders at the general meeting of April 2, 2024 (resolution n° 3);

•	to meet the category of investors as defined by the Company’s general meeting of April 2, 2024, pursuant to its resolution n° 3;

•	that the Issuance does not require any prospectus submitted to the approval of the French market authority (AMF);

•	that the subscriber may only participate in this offer on its own account;

declares to:

•	subscribe to ______________ Ordinary Units, for a total amount of ______________ €, to be issued under the above-mentioned Issuance;

•	subscribe to ______________ Pre-Funded Units, for a total amount of ______________ €, to be issued under the above-mentioned Issuance;

•	fully pay the amount of such subscription by means of a wire transfer of [____] €, as payment of the subscription price (issuance premium included) of the [Ordinary Units / Pre-Funded Units] to the dedicated account held by ______________ acting as registrar (the “Registrar”), without deduction for any commission or transaction costs;

•	provide the Company with the following documents:

- certificate of good standing from the relevant company registry or updated by-laws, and

- bank account details of the cash bank account.

which the Registrar will need to open a purely registered account (forme nominative pure) in the name of the subscriber on which the Investor Warrants and the Pre-Funded Warrants will be registered.

give instructions to deliver these ______________ Offered Shares in bearer form (forme au porteur), these Pre-Funded Warrants in purely registered form and the related Investor Warrants in purely registered form (forme nominative pure).

In two (2) original copies, one of which has been delivered to the above-mentioned undersigned, who acknowledges receipt of the same.

Place :

Date                  2025 (1)

(1) The subscriber shall sign with the following handwritten mention “Acceptance of subscription of ______________________________________________________ Ordinary Units of BIOPHYTIS”. The subscriber shall sign with the following handwritten mention

“Acceptance of subscription of _______________________________________ Pre-Funded Units of BIOPHYTIS”.

The number of Ordinary Units and Pre-Funded Units must be written out in figures and in words.

Annex 4

(I) DILUTIVE INSTRUMENTS as of MARCH 21, 2025

	GLOBAL COMMITTMENT - FULLY DILUTED
	Cap Table - Not diluted		Convertible Debt	Cap Table - Fully diluted
	Shares	%	Shares	Shares	%
Stanislas Veillet	939,315	6%		939,315	3%
Management & Board	109,405	1%		109,405	0%
ADR (US)	286,500	2%		286,500	1%
Trust	2,366,667	15%		2,366,667	8%
Floating & Family office	6,607,579	42%		6,607,579	22%
Atlas	3,962,380	25%	5,648,320	9,610,700	33%
BlackRock (Kreos)	1,584,000	10%	7,762,070	9,346,070	32%
Warrant & Free shares				267,324	1%

Number of shares (March 21, 2025)	15,855,846	100%		29,533,560	100%

(II)  Existing Registration Rights

Registration rights pursuant to the subscription agreement, dated July 18, 2023, by and between the Company and Armistice.

Annex 5

None.

Annex 6

Delivery Form

Investor’s name
Number of Offered Securities subscribed
Investor’s bank (or broker dealer) name
Investor’s bank (or broker dealer) swift code
Full references of the Investor’s bank account (from which the Applicable Purchase Price will be wired)
Euroclear-affiliated custodian of Investor’s bank (or broker dealer)
Contact at the Euroclear-affiliated custodian of Investor’s bank (or broker dealer)
Phone number and e-mail address of the contact at the Euroclear-affiliated custodian of Investor’s bank (or broker dealer)
Contact at the Investor’s bank (or broker dealer)
Phone number and e-mail address of the contact at the Investor’s bank (or broker dealer)

Exhibit A

[Intentionally omitted]

Exhibit B

[INTENTIONALLY OMITTED]

Exhibit C

[INTENTIONALLY OMITTED]